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                                                                    Exhibit 99.3

                                                                       EXHIBIT E

NEITHER THIS WARRANT NOR ANY SHARES ACQUIRED UNDER EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SUCH SHARES UNDERLYING THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

APRIL __, 2000                                          2,500,000 WARRANT SHARES

                          LIBERTY LIVEWIRE CORPORATION
                   (FORMERLY KNOWN AS THE TODD-AO CORPORATION)

                        COMMON STOCK SUBSCRIPTION WARRANT

         THIS CERTIFIES THAT, for value received, HYPERTV NETWORKS, INC., its legal successors and permitted assigns (the "Warrant Holder"), is entitled to purchase from LIBERTY LIVEWIRE LLC, a Delaware limited liability company ("Company"), at an exercise price of $30.00 per share (the "Exercise Price"), 2,500,000 shares (the "Warrant Shares") of the Class A Common Stock (as defined in Section 8(a)) of The Todd-AO Corporation, a Delaware corporation that intends to change its name to Liberty Livewire Corporation ("Livewire"). The number of Warrant Shares and the Exercise Price shall be adjusted and readjusted or changed from time to time in accordance with paragraph 4 hereof. This Warrant is the Warrant delivered by the Company pursuant to the Cooperative Venture Agreement dated as of April __, 2000 (the "Venture Agreement"), among the Company, the initial Warrant Holder, and HyperTV with Livewire, LLC, and the Warrant Holder shall be bound by, and entitled to the benefits of, the terms and provisions of the Venture Agreement applicable to holders of this Warrant, to the same extent as if the Warrant Holder were the original signatory thereto.

         This Warrant shall vest as to 20% of the Warrant Shares on the first anniversary of the date first written above, and as to an additional 20% of the Warrant Shares on each of the second through fifth anniversaries of this date, unless accelerated in accordance with the terms hereof. This Warrant may be exercised by the Warrant Holder in accordance with the terms hereof, to the extent vested, at any time and from time to time on or prior to March 31, 2015 (the "Termination Date"). The unvested portion of this Warrant shall not be exercisable. At 2:00 p.m., Eastern time, on the Termination Date, this Warrant shall automatically terminate to the extent not theretofore exercised, and shall thereafter by null and void.

         1.       EXERCISE OF WARRANT.

         (a) The rights represented by this Warrant may be exercised by the Warrant Holder, in whole or in part, by delivering to the Company (i) this Warrant, (ii) a duly executed notice of

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exercise in the form of Annex A hereto, and (iii) payment in the amount equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised (such product, the "Aggregate Exercise Price"), by wire transfer of immediately available funds, or as provided in Section 1(b). This Warrant shall be deemed to have been exercised at the close of business on the date the above deliveries are made (provided that any delivery made on a day that is not a Business Day (as defined in Section 8(a)), or after 2:00 p.m., Eastern time, shall be deemed to have been made on the next Business Day) and as of such moment the Warrant Holder shall be deemed to be the record holder of the shares of Common Stock issuable upon such exercise (and the rights of the Warrant Holder, as such, with respect to the number of Warrant Shares as to which this Warrant is being exercised shall cease). As soon as practicable after the exercise, in whole or in part, of this Warrant, and in any event within 5 Business Days thereafter, the Company at its expense (including the payment by it of any applicable issuance or stamp taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or, subject to the terms and provisions of the Venture Agreement, as the Warrant Holder (upon payment of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Warrant Holder shall be entitled upon such exercise. In the event of partial exercise of this Warrant, the Company shall issue and deliver to the Warrant Holder a new Warrant evidencing the rights to purchase any remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

         (b)        As an alternative to the method of payment set forth in
Section 1(a) and in lieu of any cash payment required thereunder, the Warrant Holder shall have the right at any time and from time to time during the term of this Warrant to exercise this Warrant in whole or in part by surrendering its right to purchase a certain number of Warrant Shares hereunder (the right to purchase a Warrant Share hereunder being called herein a "Share Purchase Right") as payment of the Aggregate Exercise Price due upon such exercise (a "Cashless Exercise"). A Cashless Exercise may be effected pursuant to this
Section 1(b) by surrender of this Warrant with a duly executed notice of exercise in the form of Annex B hereto. The number of Share Purchase Rights to be surrendered in payment of the Aggregate Exercise Price for any Cashless Exercise hereunder shall be determined by dividing the Aggregate Exercise Price by an amount equal to the excess of (i) the Market Price per share of Common Stock on the date of such exercise (as defined in Section 8(a)) OVER
(ii) the Exercise Price per Share.

         2.       INVESTMENT REPRESENTATION.

         The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from

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registration.

         3.       VALIDITY OF WARRANT.

         The Company represents and warrants that all shares of Common Stock that may be delivered upon the exercise of the rights represented by this Warrant will, when delivered upon such exercise, be duly authorized, validly issued, fully paid and nonassessable.

         4.       ANTIDILUTION PROVISIONS.

         The terms of this Warrant shall be subject to adjustment as follows:

         (a) If Livewire shall (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, through a stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, through a reverse stock split or otherwise, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of Livewire, (A) the Exercise Price shall be increased or decreased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) this Warrant automatically shall be adjusted so that it shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the Warrant Holder would have owned and would have been entitled to receive after such action if this Warrant had been exercised immediately prior to such action or any record date with respect thereto. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) If Livewire shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets (other than cash dividends or cash distributions payable out of consolidated net income or retained earnings or dividends payable in Common Stock), (ii) evidences of indebtedness or other debt or equity securities of Livewire, or of any corporation other than Livewire (except for the Common Stock) or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the Company shall make provisions for the Warrant Holder to receive upon exercise of this Warrant, a proportional amount (depending upon the extent to which this Warrant is exercised) of such assets, evidences of indebtedness, securities or such other rights, as if such Warrant Holder had exercised this Warrant on or before such record date.

         (c) In the case of any consolidation or merger of Livewire with or into another

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corporation or the sale of all or substantially all the assets of Livewire to another person or entity, this Warrant thereafter shall be exercisable for the kind and amount of shares of stock or other securities or property of such person or entity to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this paragraph 4, to the end that the provisions set forth in this paragraph 4 (including provisions with respect to changes in and adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         (d) Upon the occurrence of each adjustment or readjustment of the Exercise Price or any change in the number of Warrant Shares or in the shares of stock or other securities or property deliverable upon exercise of this Warrant pursuant to this paragraph 4, the Company at its expense shall promptly compute such adjustment or readjustment and change in accordance with the terms hereof and furnish to each holder hereof a certificate signed by the chief financial officer of the Company, setting forth such adjustment or readjustment and change and showing in detail the facts upon which such adjustment or readjustment and change is based. The Company shall, upon the written request at any time of the Warrant Holder, furnish or cause to be furnished to such Holder, a similar certificate setting forth (i) such adjustment or readjustment and change, (ii) the Exercise Price then in effect, and (iii) the number of Warrant Shares and the amount, if any, of other shares of stock and other securities and property that would be received upon the exercise of the Warrant.

         (e) The Company shall not be required upon the exercise of this Warrant to deliver any fraction of shares, but shall make any adjustment therefor by rounding the number of shares obtainable upon exercise to the nearest whole number of shares.

         5.        LOST, MUTILATED OR MISSING WARRANT.

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like denomination and date.

         6.       RIGHTS OF WARRANT HOLDER.

         The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of Livewire or the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

         7.       SUCCESSORS AND ASSIGNMENT

         The provisions of this Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Warrant Holder, its legal successors and its permitted assigns. The Warrant Holder agrees (a) that it shall not transfer or assign this Warrant to any

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person or entity without the prior written consent of the Company, other than
(i) any affiliate of the Warrant Holder, and (ii) with the prior written consent of the Company, which shall not be unreasonably withheld or delayed, any person or entity to which the Warrant Holder (if an entity) transfers all or substantially all the assets of the Warrant Holder as a going concern, (b) that it shall not transfer or assign this Warrant to any person or entity whatsoever, unless such person or entity executes and delivers to the Company a counterpart of the Venture Agreement and agrees to be bound by the terms and provisions thereof to the same extent as if such proposed transferee were an original party thereto. The Company is expressly authorized to assign and delegate its rights and obligations under this Warrant, in full, to Livewire, by operation of law or otherwise, and upon the effective assumption by Livewire of all obligations of the Company under this Warrant, (i) the Company shall be effectively released from such obligations for all purposes and (ii) all references herein to the Company (other than the reference in clause (i) of this sentence) shall mean and refer to Livewire, unless the context otherwise requires. Effective concurrently with, or as soon as practicable after, the consummation of the Todd Merger, the Company shall use commercially reasonable efforts to (i) assign and delegate this Warrant to Livewire, by operation of law or otherwise, and (ii) cause Livewire to assume all obligations of the Company hereunder, pursuant to a written instrument of assumption. In the event that, after the Todd Merger and during the term of this Warrant, any person or entity, other than Liberty Media Corporation or any direct or indirect affiliate of Liberty Media Corporation, shall become the owner of equity securities of Livewire representing a majority of the outstanding equity and a majority of the outstanding voting power of Livewire, this Warrant shall become immediately vested, notwithstanding the vesting schedule provided for in the second unnumbered paragraph of this Warrant.

         8.       MISCELLANEOUS

         (a) As used herein, the following terms have the corresponding meanings:

         "BUSINESS DAY" means a day other than (i) a Saturday or Sunday or
(ii) a day on which banks in New York, New York are authorized to be closed.

         "COMMON STOCK" means the Class A Common Stock, $.01 par value per share, of Livewire, as in effect after the reclassification provided for in the Merger Agreement, and, subject to paragraph 4 hereof, stock of any other class or other consideration into which such Class A Common Stock may hereafter have been changed.

         "MARKET PRICE" per share of Common Stock at any date shall be the average of the daily reported closing prices for the Common Stock for the 5 consecutive trading days prior to such date or, if the Common Stock is not then publicly traded, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. The closing price for each trading day shall be the last reported sale price as of 4:00 p.m. Eastern Time as reported by The Nasdaq

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Stock Market or the principal securities exchange on which the Common Stock is listed or admitted to trading.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of December 10, 1999, among AT&T Corp., B-Group Merger Corp., Liberty Media Corporation and Livewire.

         "TODD MERGER" means the merger of B-Group Merger Corp. into Livewire pursuant to the Merger Agreement.

         (b) This Warrant shall be construed in accordance with and governed by the laws of the State of New York, without reference to the rules of such State as to conflicts of law. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Warrant shall be brought in any court of competent jurisdiction in the City of New York, and, by acceptance of this Warrant, the Warrant Holder (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any appellate court therefrom and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Warrant and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

         (c) The caption headings used in this Warrant are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.

         9.        NOTICES.

         Any notice pursuant to this Warrant shall be effective if sent by first class mail, postage prepaid, or delivered by facsimile transmission, addressed as follows: If to the Company, to Liberty Livewire LLC, 9197 South Peoria Street, Englewood, CO 80112, Attention: General Counsel, Facsimile
No.: 720/875-5382 (or to such other address as the Company may have furnished in writing to the Warrant Holder for this purpose); and if to the Warrant Holder, to such address as such Warrant Holder may have furnished in writing to the Company for this purpose.

         10.       RESTRICTIONS ON TRANSFER.

         By its acceptance of this Warrant, the Warrant Holder acknowledges that the issuance of shares of Common Stock upon exercise of this Warrant has not been registered under the Securities Act of 1933, as amended, and that accordingly no such shares of Common Stock may be sold or transferred without compliance with such Act and the rules and regulations of the Commission promulgated thereunder, and all certificates representing such shares of Common Stock shall bear an appropriate legend to such effect.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as of the date set forth below.

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                                    LIBERTY LIVEWIRE LLC


                                    By:
                                         Its duly authorized agent
Attest:

---------------------------
Name:
Title:

ISSUANCE DATE:  APRIL ___, 2000

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                                                                         ANNEX A

                        COMMON STOCK SUBSCRIPTION WARRANT

                               NOTICE OF EXERCISE

                                                                          [date]

To:      LIBERTY LIVEWIRE LLC

The undersigned, pursuant to the provisions set forth in the Common Stock Subscription Warrant dated as of April ___, 2000, hereby irrevocably elects and agrees to purchase ___________________ of the Warrant Shares covered by such Warrant, and herewith makes payment therefor in full of the Aggregate Exercise Price of $________________.

The undersigned hereby represents that the undersigned is exercising such Warrant for its own account and will not sell or otherwise dispose of the underlying Warrant Shares in violation of applicable securities laws. If said number of shares is less than all of the shares purchasable hereunder the undersigned requests that a new Warrant evidencing the rights to purchase the remaining Warrant Shares (which new Warrant shall in all other respects be identical to the Warrant exercised hereby) be registered in the name of the undersigned.

                                    Signature:

                                    Printed Name:

                                    Address:


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                                                                         ANNEX B

                        COMMON STOCK SUBSCRIPTION WARRANT

                           NOTICE OF CASHLESS EXERCISE

                                                                          [date]

To:      LIBERTY LIVEWIRE LLC

The undersigned, pursuant to the provisions set forth in the Common Stock Subscription Warrant dated as of April ___, 2000, hereby irrevocably elects and agrees to purchase ___________________ [OR the maximum available number] of the Warrant Shares covered by such Warrant, by Cashless Exercise, and hereby surrenders that number of Share Purchase Rights as necessary to constitute payment in full of the Aggregate Exercise Price therefor.

The undersigned hereby represents that the undersigned is exercising such Warrant for its own account and will not sell or otherwise dispose of the underlying Warrant Shares in violation of applicable securities laws. If said number of shares is less than all of the shares purchasable hereunder the undersigned requests that a new Warrant evidencing the rights to purchase the remaining Warrant Shares (which new Warrant shall in all other respects be identical to the Warrant exercised hereby) be registered in the name of the undersigned.

                                    Signature:

                                    Printed Name:

                                    Address:



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